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                                                                   EXHIBIT 99.11




INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Post-Effective Amendment No. 31 to Registration Statement No. 2-92915 of MFS Municipal Series Trust of our reports each dated April 25, 1997 appearing in the annual reports to shareholders for the year ended March 31, 1997, and to the references to us under the headings "Condensed Financial Information" in the Prospectuses and "Independent Auditors and Financial Statements" in the Statements of Additional Information, which are part of such Registration Statement.


DELOITTE & TOUCHE LLP



Boston, Massachusetts
July 25, 1997